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                                                                    Exhibit 99.1

[LOGO OF WHITEHALL]                                                 NEWS RELEASE

                                             For:     Whitehall Jewellers, Inc.
                                             Contact: John R. Desjardins
                                                      Executive Vice President,
                                                      Chief Financial Officer
FOR IMMEDIATE RELEASE                                 TX: 312/762-9751

              WHITEHALL JEWELLERS NAMES LUCINDA M. BAIER PRESIDENT
                          AND CHIEF OPERATING OFFICER

           SEASONED FINANCIAL EXECUTIVE WITH STRONG RETAIL BACKGROUND
                              JOINS MANAGEMENT TEAM

CHICAGO, ILLINOIS, December 1, 2004 -- Whitehall Jewellers, Inc. (NYSE:JWL) today announced that Lucinda (Cindy) M. Baier has joined the Company as President and Chief Operating Officer. Ms. Baier will report to Hugh Patinkin, Chairman and Chief Executive Officer.

Ms. Baier joins Whitehall from Sears, Roebuck and Company, where she has been a Senior Vice President and General Manager. She is a seasoned executive with over 20 years of financial, accounting and management experience having served in senior positions at major retail corporations, including Sears and US Office Products, as well as other Fortune 500 corporations and Arthur Andersen and Company. Over the course of her career she has had management responsibility for finance as well as operations, merchandising and marketing.

"Cindy has a proven track record in the retail business and will play a significant role in developing and executing plans for long-term growth as a member of our executive team," said Hugh M. Patinkin, Chairman and Chief Executive Officer of Whitehall Jewellers. "We look forward to leveraging her deep financial, operational and management expertise as we work to create shareholder value."

Ms. Baier said, "I am very pleased to be joining Whitehall and look forward to working with the rest of the senior management team to further enhance the Whitehall brand, increase the efficiency of the organization, and ensure that we are capitalizing on market opportunities."

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Ms. Baier, a Certified Public Accountant (CPA), holds a Bachelor of Science and an M.S. in Accounting from Illinois State University.

ABOUT WHITEHALL JEWELLERS

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 386 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

SAFE HARBOR STATEMENT

     This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business and the impact on the Company's profitability and liquidity; (6) the extent and success of our marketing and promotional programs; (7) personnel costs and the extent to which we are able to retain and attract key personnel;
(8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on payment terms consistent with past practice; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage, liquidity, and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) the impact of current or future price reductions or valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of the Company's future merchandise presentation; (16) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the U.S. Attorney's Office, the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (17) regulation affecting the industry generally, including regulation of marketing practices; and (18) the risk factors identified from time to time in our filings with the SEC.

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